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                                                                      Exhibit 21

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
                            WHOLLY-OWNED SUBSIDIARIES
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

                                                                 State of Incorporation
                                                                 ----------------------
American Systems Engineering Corporation                         Delaware

Andrew Palmer & Associates Limited                               England
(wholly-owned by SAIC UK Limited)

Bull, Inc.                                                       California

Campus Point Realty Corporation                                  California

General Sciences Corporation                                     Delaware

Hicks & Associates, Inc.                                         Delaware

JHK & Associates, Inc.                                           Delaware

JMD Development Corporation dba JDA                              California

Network Solutions, Inc.                                          District of Columbia

R.E. Wright Environmental, Inc.                                  Delaware

SAIC Colombia, Limitada                                          Colombia

SAIC Commercial Enterprises, Inc.                                California

SAIC de Mexico, S.A. de C.V.                                     Mexico

SAIC Engineering, Inc.                                           California

SAIC Global Technology Corporation                               Delaware

SAIC in Novosibirsk                                              Russia

SAIC-MIR                                                         Russia

SAIC Limited (wholly-owned by SAIC UK Limited)                   England

SAIC UK Limited                                                  England

Science Applications International (Barbados) Corporation        Barbados

Science Applications International Corporation (SAIC Canada)     Canada

Science Applications International, Europe S.A.                  France

Science Applications International Technology                    California

Syntonic Technology, Inc.                                        Delaware

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Systems Control Technology, Inc.                                 Delaware

TST International Pty., Ltd.
(wholly-owned by Syntonic Technology, Inc.)                      Australia

Wright Laboratory Services, Inc.
(wholly-owned by R.E. Wright Environmental, Inc.)                Delaware

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